Exhibit 5.3

FedEx Freight, Inc.
2200 Forward Drive
Harrison, Arkansas 72601

September 18, 2015

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

I am the Senior Managing Attorney—Employment Law and Assistant Secretary of FedEx Freight, Inc., an Arkansas corporation (“FedEx Freight”), and have acted as counsel to FedEx Freight in connection with the preparation and filing by FedEx Corporation, a Delaware corporation (the “Company”), FedEx Freight and the other Guarantors (defined below) of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by the Company of the following securities:

(i)             the Company’s debt securities (the “Debt Securities”), together with the guarantees thereof (the “Guarantees”) by the guarantors named in the Registration Statement (the “Guarantors”), to be issued in one or more series pursuant to an indenture to be entered into between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”); and

(ii)          the Company’s common stock, par value $0.10 per share.

In connection with the opinions expressed below, I have examined, or caused to be examined by attorneys under my supervision, originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Prospectus, FedEx Freight’s articles of incorporation, as amended, and bylaws, as amended, and such agreements, documents, certificates and statements of government officials and other papers as I have deemed necessary or advisable as a basis for such opinions. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents and documents to be executed, I have assumed (i) that the parties thereto (other than FedEx Freight) had or will have the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder, (ii) the due delivery by such parties of such documents and (iii) that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein, which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of FedEx Freight.

Based upon the foregoing, it is my opinion that:

1.              FedEx Freight is a corporation validly existing and in good standing under the laws of the State of Arkansas.

2.              FedEx Freight has the corporate power under the laws of the State of Arkansas to create, enter into and perform its obligations under its Guarantee of any Debt Securities that may be issued by the Company pursuant to the Indenture and the Registration Statement.

3.              The Indenture has been duly and validly authorized, executed and delivered by FedEx Freight. I am qualified to practice law in the State of Arkansas, and the foregoing opinion is limited to the laws of the State of Arkansas.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Davis Polk & Wardwell LLP, special counsel to the Company, may rely upon this opinion in rendering its opinion of even date herewith.

This opinion is expressed as of the date hereof and I undertake no, and disclaim any, obligation to advise you (or any third party) of any subsequent change in or development of law or fact that might affect the matters, conclusions, statements or opinions set forth herein.

Sincerely,

FedEx Freight, Inc.

/s/ Christina R. Conrad
Christina R. Conrad
Senior Managing Attorney — Employment Law and Assistant Secretary